    As filed with the Securities and Exchange Commission on January 15, 1998
                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           EINSTEIN/NOAH BAGEL CORP.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                                     84-1294908
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                           14123 DENVER WEST PARKWAY
                                 P.O. BOX 4086
                             GOLDEN, COLORADO 80401
                                 (303) 215-9300
             (Address of Registrant's Principal Executive Offices)


                     EINSTEIN/NOAH BAGEL CORP. AMENDED AND
                        RESTATED 1997 STOCK OPTION PLAN

                                      AND

                           EINSTEIN/NOAH BAGEL CORP.
                      RESTATED 1997 ENBP STOCK OPTION PLAN
                           (Full Title of the Plans)


      AMY S. POWERS                                         COPIES TO:
        SECRETARY                                        KEVIN J. MCCARTHY
EINSTEIN/NOAH BAGEL CORP.                               BELL, BOYD & LLOYD
14123 DENVER WEST PARKWAY                             70 WEST MADISON STREET
 GOLDEN, COLORADO  80401                             CHICAGO, ILLINOIS  60602
     (303) 215-9300                                       (312) 372-1121


                     (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                               ------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                   PROPOSED              PROPOSED
                                               AMOUNT               MAXIMUM               MAXIMUM             AMOUNT OF
       TITLE OF EACH CLASS OF                  TO BE            OFFERING PRICE          AGGREGATE           REGISTRATION
     SECURITIES TO BE REGISTERED             REGISTERED            PER UNIT           OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share  6,313,146 Shares (1)(2)    $6.16(3)           $38,888,980(3)           $11,472,25
--------------------------------------------------------------------------------------------------------------------------



     (1) This registration statement also covers an indeterminate number of shares of Common Stock which may be issuable under the antidilution and other adjustment provisions of the respective plans pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

     (2) This amount reflects an aggregate of 6,313,146 shares of Common Stock which are issuable under the following plans: the Einstein/Noah Bagel Corp. Amended and Restated 1997 Stock Option Plan -- 5,500,000 shares; and the Einstein/Noah Bagel Corp. Restated 1997 ENBP Stock Option Plan -- 813,146 shares.

     (3) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on January 12, 1998, as reported in The Wall Street Journal (Western Edition).

===============================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     Not required to be included herewith.


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be included herewith.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   DOCUMENTS INCORPORATED BY REFERENCE.

     This registration statement on Form S-8 relates to the registration of shares of common stock of Einstein/Noah Bagel Corp. (the "Company"), $.01 par value per share (the "Common Stock").

     The Company incorporates herein by reference the following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (i) the Company's Annual Report on Form 10-K/A for the fiscal year ended December 29, 1996,

         (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 20, 1997, July 13, 1997 and October 5, 1997,

         (iii) the Company's Current Reports on Form 8-K, dated May 22, 1997, October 29, 1997, November 21, 1997 and December 26, 1997, and

         (iv) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's prospectus included in the Company's registration statement on Form S-1, Registration No. 333-04725, which is incorporated by reference in the Company's registration statement on Form 8-A filed July 29, 1996, as amended, for the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Inapplicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees, and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees, and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Company's Restated Certificate of Incorporation (Exhibit 4.1 hereto) provides for indemnification of the Company's officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. The Company maintains directors and officers insurance covering its executive officers and directors.

     The Company's Restated Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.


ITEM 8.   EXHIBITS

     A list of the exhibits included or incorporated by reference as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on January 13, 1998.


                                               EINSTEIN/NOAH BAGEL CORP.


                                               By:   /s/ Scott A. Beck
                                                  -----------------------------
                                                         Scott A. Beck
                                                     Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the capacities indicated on January 13, 1998.


          Signature                                      Title
          ---------                                      -----
    /s/ Scott A. Beck                         Chairman of the Board and Director
--------------------------------              (Principal Executive Officer)
        Scott A. Beck


    /s/ W. Eric Carlborg                      Chief Financial Officer
--------------------------------              (Principal Financial Officer)
        W. Eric Carlborg


    /s/ Susan Daggett                         Vice President--Controller
--------------------------------              (Principal Accounting Officer)
        Susan Daggett


    /s/ Jeffrey L. Butler                     Director
--------------------------------
        Jeffrey L. Butler


                                              Director
--------------------------------
        Kyle T. Craig


    /s/ M. Laird Koldyke                      Director
--------------------------------
        M. Laird Koldyke


    /s/ Gail A. Lozoff                        Director
--------------------------------
        Gail A. Lozoff


    /s/ John H. Muehlstein, Jr.               Director
--------------------------------
        John H. Muehlstein, Jr.


    /s/ Lloyd D. Ruth                         Director
--------------------------------
        Lloyd D. Ruth


    /s/ David G. Stanchak                     Director
--------------------------------
        David G. Stanchak



EXHIBIT NO.                      TITLE*
-----------                      ------
4.1           Restated Certificate of Incorporation of the Company
              ("Certificate of Incorporation") (incorporated by reference to
              Exhibit 3 to the Company's quarterly report on Form 10-Q for the quarter ended October 6, 1996).

4.2           Amended and Restated Bylaws of the Company ("Bylaws")
              (incorporated by reference to Exhibit 3.2 to the Company's
              Registration Statement on Form S-3 (Reg. No. 333-28941)).

4.3 Certificate representing Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form
              S-1 (Reg. No. 333-04725)).

4.4           Amended and Restated Registration Rights Agreement dated as of
              February 1, 1996 by and among the Company and certain stockholders of the Company (incorporated by reference to Exhibit
              4.4 to the Company's Registration Statement on Form S-3 (Reg. No.
              333-04725)).

4.5 Concurrent Private Placement Agreement dated August 1, 1996 between Boston Chicken, Inc. ("Boston Chicken") and the Company
              (incorporated by reference to Exhibit 10.3 to Boston Chicken's
              Quarterly Report on Form 10-Q for the quarter ended July 14,
              1996).

4.6           Registration Agreement dated August 1, 1996 between Boston
              Chicken and the Company (incorporated by reference to Exhibit
              10.3 to Boston Chicken's Quarterly Report on Form 10-Q for the quarter ended July 14, 1996).

4.7 Concurrent Offering Purchase Agreement dated November 26, 1996 between Boston Chicken and the Company (incorporated by reference to Exhibit 10.41 to Boston Chicken's 1996 Annual Report on Form
              10-K).

4.8 Registration Rights Agreement dated as of February 24, 1997 by and between the Company and Alamo Bagels, L.P. (incorporated by reference to the Company's 1996 Annual Report on Form 10-K).

4.9 Indenture dated as of May 29, 1997 by and between the Company and Bankers Trust Company, as Trustee, which includes as Exhibits the forms of Debenture for the Company's 7 1/4% Convertible
              Subordinated Debentures Due 2004 (the "Debenture Indenture")
              (incorporated by reference to Exhibit 4.1 to the Company's
              Current Report on Form 8-K dated as of May 22, 1997).

4.10 Registration Rights Agreements dated as of May 22, 1997 by and between the Company and Merrill Lynch & Co., Merrill Lynch,
              Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons
              Incorporated and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K dated as of May 22, 1997).

4.11          Amended and Restated 1997 Stock Option Plan of the Company.

4.12          Restated 1997 ENBP Stock Option Plan of the Company.

5             Opinion of Bell, Boyd & Lloyd (including consent).

23.1          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of the Company.

23.2          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Alamo Bagels, L.P.

23.3          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of BCE West Bagels, L.L.C.

23.4          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Colonial Bagels, L.P.

23.5          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Finest Bagels, L.L.C.



--------
* In the case of incorporation by reference to documents filed by Boston Chicken under the Securities Exchange Act of 1934, as amended, Boston Chicken's file number under that Act is 0-22802.


                                   Exhibit-1


EXHIBIT NO.                      TITLE
-----------                      -----
23.6          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Great Lakes Bagels, L.L.C.

23.7          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Gulfstream Bagels, L.P.

23.8          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Liberty Foods, L.L.C.

23.9          Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Mayfair Bagels, L.L.C.

23.10         Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Noah's Bay Area Bagels, L.L.C.

23.11         Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Noah's Pacific, L.L.C.

23.12         Consent of Arthur Andersen LLP with respect to the Audited
              Financial Statements of Philly Rose, L.P.

23.13         Consent of Bell, Boyd & Lloyd (included in Exhibit 5).



                                   Exhibit-2